EXHIBIT 4.11




                            DATED AS OF JUNE 14, 2002







                               EXCHANGE AGREEMENT





                                      AMONG



                              NETIA HOLDINGS S.A.,
                              NETIA TELEKOM S.A.,
                              NETIA SOUTH, SP. Z.O.O.,
                              NETIA HOLDINGS B.V.,
                              NETIA HOLDINGS II B.V.,
                              NETIA HOLDINGS III B.V.,


                                       AND


                              CONSENTING CREDITORS
                               (AS DEFINED HEREIN)




                          CADWALADER, WICKERSHAM & TAFT
                                   265 STRAND
                                 LONDON WC2R 1BH
                            TEL: +44 (0)20 7170 8700
                            FAX: +44 (0)20 7170 8600

                               EXCHANGE AGREEMENT

           THIS EXCHANGE AGREEMENT, dated as of June 14, 2002 (this "Exchange Agreement"), among NETIA HOLDINGS, S.A, a Polish joint-stock company (the "Company"), NETIA TELEKOM S.A. ("Telekom"), NETIA SOUTH, sp. z.o.o.("South"), Netia Holdings B.V. ("BV I"), Netia Holdings II B.V. ("BV II"), Netia Holdings III B.V. ("BV III"), (collectively, the "Company Group"), such holders of the Old Notes (as defined herein) as execute this Exchange Agreement (the "Consenting Noteholders"), JP Morgan Chase Bank ("JPMC") and, provided that it has Executed (as defined below) this Exchange Agreement on or before the Deadline (as defined below), Merrill Lynch Capital Services, Inc. ("Merrill"). The Consenting Noteholders, JPMC and, provided that it has Executed (as defined below) this Exchange Agreement on or before the Deadline, Merrill are sometimes hereinafter collectively referred to as the "Consenting Creditors".

                              W I T N E S S E T H:

           WHEREAS BV I and BV II have issued notes as follows (collectively the "Old Notes"):

           BV I:        US$200 million 10.25% Senior Notes due 2007

                        US$193.550 million 11.25% Senior Discount Notes due 2007

                        DM207.062 million 11% Senior Discount Notes due 2007

           BV II:       US$100 million 13.125% Senior Notes due 2009

                        (euro)100 million 13.5% Senior Notes due 2009

                        (euro)200 million 13.75% Senior Notes due 2010

           WHEREAS each of the Consenting Noteholders has a beneficial interest in one or more Old Notes, and each of JPMC and Merrill have claims against one or more members of the Company Group.

           WHEREAS the Company has provided a guarantee in respect of each of the Old Notes under the terms of the applicable indenture (the "Old Notes Guarantee(s)"),

           WHEREAS, inter alia, the Company, Telekom, South, JPMC and the Consenting Noteholders have entered into a Restructuring Agreement dated as of March 5, 2002 (the "Restructuring Agreement"),

           WHEREAS, pursuant to the Restructuring Agreement, on 12 March 2002 the shareholders of the Company resolved to issue up to 317,682,740 class H shares (the "Restructuring Shares") to the Consenting Creditors at a subscription price equivalent to the par value of 1 zloty per share,

           WHEREAS BV I has also agreed to issue to the Consenting Creditors
(euro)50m of Senior Secured 10% Notes due 2008 (the "New Notes") on the terms set out in the Term Sheet at Appendix 1 of Exhibit A to the Restructuring Agreement,

           WHEREAS, the Company has agreed to allot to the Consenting Creditors, and the Consenting Creditors have severally agreed to subscribe for, on the



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
terms set out in this Exchange Agreement, a number of Restructuring Shares and New Notes to be calculated in accordance with Schedule 1 hereto,

           WHEREAS the Company and the Consenting Creditors have agreed that the subscription price for the Restructuring Shares and the New Notes may be paid in the manner and in accordance with the terms set out in this Exchange Agreement,

           AND WHEREAS the Company, the Consenting Noteholders and JPMC have agreed, pursuant to Clause 1.6 of the Restructuring Agreement, to enter into this Exchange Agreement to implement the terms of the restructuring set out in the Restructuring Agreement,

           NOW, THEREFORE, in consideration of the premises and the mutual (as the case may be) covenants and agreements hereinafter contained, the parties hereby agree as follows:

1    DEFINITIONS

     Capitalized terms used in this Exchange Agreement and not defined shall have the respective meanings ascribed to them in the Restructuring Agreement.

2    SUBSCRIPTION

2.1 The Company agrees to deliver (directly or indirectly through a trustee acting on behalf of the Consenting Creditors (the "Trustee")) to each of the Consenting Creditors a number of Restructuring Shares to be calculated in accordance with Schedule 1 hereto.

2.2 BV I agrees to deliver (directly or indirectly through the Trustee) to each of the Consenting Creditors a number of New Notes to be calculated in accordance with Schedule 1 hereto.

2.3 The Consenting Creditors agree to subscribe (directly or indirectly through the Trustee) for a respective number of Restructuring Shares and New Notes each to be calculated in accordance with Schedule 1 hereto.

2.4 Each of (i) the Consenting Noteholders agrees to transfer its claims against members of the Company Group in respect of the Old Notes Guarantee and the Old Notes and (ii) JPMC and, provided that it has Executed this Exchange Agreement on or before the Deadline, Merrill agrees to transfer its claims against members of the Company Group in respect of the Currency Swaps (collectively, the "Claims") to the Trustee. The amount payable by the Trustee (i) to the Company in respect of the subscription price for the Restructuring Shares and (ii) in respect of the subscription price for the New Notes and the amount payable respectively by the Company, BV I and/or BV II under the Claims (whether payable now or at a future date and whether fully or partially reduced following the Polish and Dutch proceedings or not) shall be set off against one another in full discharge of each party's obligations to the other in respect thereof.

2.5 The Company, Telekom and South agree that, upon issue of the New Notes, they will:

     (a) execute joint and several full and unconditional guarantees of all obligations of BV I under the New Notes in favour of all holders of the New Notes in a form reasonably satisfactory to the holders of the New Notes; and


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
     (b) grant security interests in their respective assets, to the extent permitted by law, to secure performance by BV I of its obligations in respect of the New Notes in a form reasonably satisfactory to the holders of the New Notes.

3    COMPOSITION PROCEEDINGS

3.1 Provided that, prior to 5pm New York time on June 14, 2002 (the "Deadline") this Exchange Agreement is Executed by holders of in excess of 99% by value of all the claims against the Company then held by all holders of Old Notes, and by JPMC and by Merrill:

     (a) if the Company and the Committee mutually so agree, the Company shall seek the earliest withdrawal or discontinuance of any Polish arrangement proceedings or Dutch composition proceedings reasonably available to it, without obtaining any reduction of debt; and

     (b) the Consenting Noteholders, JPMC and Merrill shall act to procure the dismissal or discontinuance of any Polish arrangement proceedings or Dutch composition proceedings.

3.2 If, by the Deadline, this Exchange Agreement has not been Executed by holders of in excess of 99% by value of all the claims against the Company then held by all holders of Old Notes, and by JPMC and by Merrill:

     (a) the Company agrees to continue Polish arrangement proceedings in accordance with the Method of Implementation set out in Schedule 2 hereto; and

     (b) BV I, BV II and BV III agree to commence Dutch composition proceedings in accordance with the Method of Implementation set out in Schedule 2 hereto and in particular to propose in those proceedings the cancellation of all debt in exchange for the New Notes to be issued by BV I; and

     (c) the Consenting Creditors agree to vote in favour, as applicable, of the Polish plans and Dutch akkoords that will be proposed in the Polish arrangement proceedings and Dutch composition proceedings in accordance with the Method of Implementation set out in Schedule 2 hereto.

4    CLOSING

     Upon the terms and subject to the conditions contained herein and in the Restructuring Agreement and the schedules hereto and thereto:

4.1 The Consenting Creditors will exchange (directly or indirectly through the Trustee) their claims against the Company Group, as applicable, for Restructuring Shares and New Notes in the respective amounts set forth in
     Schedule 1 attached hereto. The Restructuring Shares and New Notes will be issued to the Consenting Creditors (directly or indirectly through the Trustee) as soon as possible after the withdrawal, discontinuance or closing of the Polish arrangement proceedings or the relevant order for the approval of the Polish arrangement proceedings becomes final and unappealable.

4.2 Each member of the Company Group and the Consenting Creditors agree that the Consenting Creditors shall retain their full claims under the Old Notes, the Old Note Guarantees and/or the Currency Swaps, as applicable,


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
     until the following: (i) the withdrawal, discontinuance or closing of the Polish arrangement proceedings or the relevant order for the approval of the Polish arrangement proceedings becomes final and unappealable, and (ii) simultaneously therewith, such Consenting Creditors (directly or indirectly through the Trustee) subscribe for the Restructuring Shares and are allotted and obtain rights to receive the same, and, whether simultaneously with such subscription and allotment or not, the allotment of the New Notes.

4.3 Each member of the Company Group and the Consenting Creditors agree that, following the unconditional allotment of valid Restructuring Shares and New Notes, whether following Polish arrangement proceedings and/or Dutch composition proceedings or not, save in respect of the Restructuring Shares, the New Notes and their associated guarantees and security, there shall be no remaining obligations owed to the Consenting Creditors by the Company, Telekom, South, BV I, BV II or BV III.

5    REPRESENTATIONS AND WARRANTIES OF THE CONSENTING CREDITORS

     Each of the Consenting Creditors, severally and not jointly, hereby represents and warrants that:

5.1  Authorisation of the Exchange Agreement

     They and, if applicable, their duly authorised attorney acting on their behalf, have all requisite power, authority and, if applicable, legal capacity to execute and deliver this Exchange Agreement and each other agreement, document, instrument or certificate contemplated by this Exchange Agreement or to be executed by them in connection with the consummation of the transactions contemplated by this Exchange Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by them of this Exchange Agreement has been, and of such other agreement, document, instrument or certificate will be, duly authorised by all necessary corporate or other organisational action on behalf of the Consenting Creditors. This Exchange Agreement has been, and such other agreement, document, instrument or certificate will be, duly and validly executed and delivered by them and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Exchange Agreement constitutes and such other agreement, document, instrument and certificate will constitute legal, valid and binding obligations of the Consenting Creditors enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganisation, moratorium, procedural and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.2  Ownership of Old Notes

     Each Consenting Noteholder (or a client for which it has investment discretion) is the record or beneficial owner, with the power to vote and dispose free and clear of all liens, of that number of Old Notes set forth on the Consenting Noteholder's signature page to this Exchange Agreement. No Consenting Noteholder is the record owner or the holder of any beneficial interest in any Old Note not listed on its signature page attached hereto.

5.3  Ownership of Shares

     Each Consenting Noteholder severally and not jointly, hereby represents, warrants and agrees that it does not beneficially own, and will not acquire any beneficial interest in, any ordinary shares of the Company until the closing of the Polish arrangement proceedings provided however that nothing in this clause shall affect the activities of any other Businesses (as defined below) operated by or within the Consenting Noteholder or Businesses operated by entities controlled by, or under common control with, the Consenting Noteholder. For the purposes of this clause 5.3, "Businesses" shall mean entities which may own, hold or manage accounts that hold, manage or beneficially own the Company's ordinary shares on behalf of persons other than the Consenting Noteholder.

5.4  Consents of Third Parties

     Except as contemplated by this Exchange Agreement and the Restructuring Agreement, no consent, waiver, approval, Order or authorisation of, nor notification to, any person or Governmental Body is required on the part of such person in connection with the execution and delivery of this Exchange Agreement or the compliance by such person with any provision hereof.

5.5  1933 Act Representations

     (a) Each of the Consenting Creditors is either an "accredited investor" within the meaning of Regulation D under the 1933 Act or is not a "US Person" within the meaning of Regulation S under the 1933 Act.

     (b) No Consenting Creditor, nor its affiliates, nor any person acting on its or their behalf, has engaged or will engage in connection with the issue of the Restructuring Shares or the New Notes in (i) any general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act or (ii) any directed selling efforts within the meaning of Rule 903 under the 1933 Act, unless such solicitation, advertising or selling effort is then allowed under the 1933 Act.

6    REPRESENTATIONS AND WARRANTIES OF THE COMPANY GROUP

     Each company in the Company Group hereby represents and warrants that:

6.1  Authorisation of the Exchange Agreement

     Each company in the Company Group has full corporate power and authority to execute and deliver this Exchange Agreement and to consummate the transactions contemplated hereby. Subject to the approval of this Exchange Agreement and the transactions contemplated hereby by the Supervisory Board of the Company, (i) the execution, delivery and performance by each company in the Company Group of this Exchange Agreement has been duly authorised by all necessary corporate or other organisational action on behalf of such company and (ii) this Exchange Agreement has been duly executed and delivered by each company in the Company Group, as applicable, and (assuming the due authorisation, execution and delivery by the other parties hereto) this Exchange Agreement constitutes legal, valid and binding obligations of such company, enforceable against such company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganisation, moratorium, procedural and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of


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
     commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.2  Consents of Third Parties

     Except as contemplated by this Exchange Agreement and the Restructuring Agreement, no consent, waiver, approval, Order or authorisation of, nor notification to, any person or Governmental Body is required on the part of such person in connection with the execution and delivery of this Exchange Agreement or the compliance by such person with any provision hereof.

6.3  Ownership of Old Notes

     No company in the Company Group:

     (a) owns outright or has any beneficial interest in the Old Notes at the date of this Exchange Agreement; nor

     (b) has entered into discussions in respect of the Old Notes with any holder of the Old Notes, save as may have been necessary in order to execute this Exchange Agreement and the Restructuring Agreement.

6.4  1933 Act Representations

     (a) In reliance by the Company and BV I of the representations and warranties set forth in Section 5.4 hereof, the transactions specified herein will be exempt from the registration requirements of the 1933 Act.

     (b) Neither the Company, nor its affiliates, nor any person acting on its or their behalf has engaged or will engage in connection with the issue of the Restructuring Shares or the New Notes in (i) any general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act or (ii) any directed selling efforts within the meaning of Rule 903 under the 1933 Act, unless such solicitation, advertising or selling effort is then allowed under the 1933 Act.

7    1933 ACT TRANSFER RESTRICTIONS

     Each of the Consenting Creditors, severally and not jointly, hereby represents, warrants and agrees that:

7.1  Restrictions

     (a) The Consenting Creditors understand and agree that the Restructuring Shares and New Notes that each of them will be acquiring have not been registered under the 1933 Act and that, accordingly, such Restructuring Shares and New Notes will not be transferable except as permitted under various exemptions contained in the 1933 Act or upon satisfaction of the registration and prospectus delivery requirements of the 1933 Act. The Consenting Creditors acknowledge that the


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          Consenting Creditors must bear the economic risk of their respective investments in the Restructuring Shares and New Notes for an indefinite period of time since the Restructuring Shares and New Notes have not been registered under the 1933 Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

     (b) The Consenting Creditors represent and warrant to the Company that the Consenting Creditors are acquiring the Restructuring Shares and New Notes for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof within the United States within the meaning of the 1933 Act.

     (c) The Consenting Creditors are acquiring Restructuring Shares and New Notes pursuant to an exemption or exemptions from registration of the Restructuring Shares and New Notes under the 1933 Act.

     (d)  The Consenting Creditors agree with the Company as follows:

          (i) If the Company delivers certificates evidencing the Restructuring Shares and New Notes for which the Consenting Creditors have agreed to subscribe, such certificates and each certificate issued on transfer thereof or in exchange therefor will, to the extent permitted by law, bear the following legend:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS REGISTERED PURSUANT TO, EXEMPT FROM OR NOT SUBJECT TO ANY OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, (II) THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS MADE OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S PROMULGATED PURSUANT TO SUCH ACT, (III) THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS MADE IN ACCORDANCE WITH RULE 144A, IF AVAILABLE, UNDER SUCH ACT, (IV) THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS MADE IN ACCORDANCE WITH RULE 144, IF AVAILABLE, UNDER SUCH ACT AND THE COMPANY RECEIVES EVIDENCE SATISFACTORY TO THE COMPANY THAT THE PROVISIONS OF THIS RULE HAVE BEEN COMPLIED WITH OR (V) THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS MADE IN ACCORDANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."


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
          (ii) The certificates representing such Restructuring Shares and New Notes, and each certificate issued in transfer thereof or in exchange therefor, will also bear any legend required under any other applicable securities law.

          (iii) The Consenting Creditors consent to the Company making a notation on its records or giving instructions to the National Depository of Securities or any custodian or transfer agent of the Restructuring Shares in order to implement the restrictions on transfer of the Restructuring Shares set forth in this Section 7.1(d).

7.2  Removal of Restrictions

     Any legend shall be removed or lifted and the Company shall issue a certificate without such legend to the holder of such Restructuring Share or New Note upon request if (a) the transfer of such Restructuring Share or New Note has been registered under the 1933 Act and such transfer is registered pursuant to, exempt from or not subject to any other applicable securities laws, (b) such Restructuring Share or New Note is sold outside the United States pursuant to Regulation S, (c) such Restructuring Share or New Note is sold under Rule 144A or Rule 144, if available, promulgated under the 1933 Act and with respect to transfers under Rule 144, the Company receives evidence satisfactory to the Company that provisions of Rule 144 have been complied with, or (d) such holder provides the Company with an opinion of counsel (which may be internal counsel) stating that a public sale or transfer of such Restructuring Share or New Note may be made without registration under the 1933 Act.

8    INDENTURE AMENDMENTS

     Each of the Consenting Noteholders hereby consents (i) to indenture amendments as and when necessary to confirm the ability of persons holding the ultimate beneficial interests in the Notes to vote or cause the voting of their interests in the Notes in the Polish arrangement proceedings and the Dutch composition proceedings and (ii) to the further indenture amendments substantially as described in Schedule 3 hereto.

9    LISTING OF THE NEW NOTES

     The Company and BV I agree to use their commercial best efforts to take such steps as may be reasonably required to effect a listing of the New Notes on the Luxembourg Stock Exchange as soon as practicable following the issue thereof pursuant to this Exchange Agreement.

10   ENTIRE AGREEMENT

10.1 This Exchange Agreement and the Restructuring Agreement (including the schedules and exhibits hereto and thereto) and the other instruments duly executed by one or more parties thereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. Except as supplemented by the terms of this Exchange Agreement, the Restructuring Agreement remains in full force and effect in accordance with its terms. Notwithstanding anything to the contrary herein, this Exchange Agreement and the terms of the restructuring contained herein


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
     shall be subject to the termination and return of rights provisions set forth in Article II of the Restructuring Agreement.

10.2 The Company and the Consenting Creditors agree that the Committee may in accordance with the powers set out in Clause 6.2(a) of the Restructuring Agreement (if a majority of its members so direct) execute such further agreements or documents (including amendments to this Exchange Agreement) as are in the opinion of the Committee required to give effect to the Restructuring Agreement and this Exchange Agreement.

11   GOVERNING LAW

     THIS EXCHANGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

12   HEADINGS

     The section headings of this Exchange Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Exchange Agreement.

13   SEVERABILITY

     If any provision of this Exchange Agreement is invalid or unenforceable, the balance of this Exchange Agreement shall remain in effect.

14   CONSTRUCTION

     The parties hereto have participated jointly in the negotiation and drafting of this Exchange Agreement. In the event an ambiguity or question of intent or interpretation arises, this Exchange Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Exchange Agreement.

15   INCORPORATION OF SCHEDULES

     The Schedules identified in this Exchange Agreement are incorporated herein by reference and made a part hereof.

16   COUNTERPARTS; FACSIMILE SIGNATURES

     This Exchange Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Exchange Agreement may be executed by facsimile signatures. This Exchange Agreement has been executed in two language versions, English and Polish, one counterpart of each for the parties hereto. In the event of any discrepancy between the two agreement language versions, the English version shall prevail.


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
17   EXECUTION

     For the purposes of this Exchange Agreement, "Executed" shall mean:

     (a) in the case of holders of the Old Notes, delivery of a signed version of this Exchange Agreement in electronic form or by courier, to:

                         Bondholder Communications Group
                         30 Broad Street
                         46th Floor
                         New York, NY 10004
                         Attention:  Nancy Wells

                         Tel:       (001) 212 809 2663
                         Fax:       (001) 212 422 0790
                         e-mail:    nwells@bondcom.com

          to be received by Bondholder Communications Group prior to 5pm New York time on June 14, 2002; and

     (b) in the case of JPMC and Merrill, delivery of a signed version of this Exchange Agreement to the Company in accordance with clause 6.11 of the Restructuring Agreement.



                         [SIGNATURES BEGIN ON NEXT PAGE]





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
                       [EXCHANGE AGREEMENT SIGNATURE PAGE]

           IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.



                                       NETIA HOLDINGS S.A.

                                       By: /S/ KJELL OVE BLOM
                                           -------------------------------------
                                           Name: Kjell Ove Blom
                                           Title: Member of the Management Board

                                       By: /S/ AVRAHAM HOCHMAN
                                           -------------------------------------
                                           Name: Avraham Hochman
                                           Title: Chief Financial Officer

                                       NETIA SOUTH SP. Z O.O.

                                       By: /S/ KJELL OVE BLOM
                                           -------------------------------------
                                           Name: Kjell Ove Blom
                                           Title: Member of the Management Board

                                       By: /S/ AVRAHAM HOCHMAN
                                           -------------------------------------
                                           Name: Avraham Hochman
                                           Title: Chief Financial Officer

                                       NETIA TELEKOM S.A.

                                       By: /S/ KJELL OVE BLOM
                                           -------------------------------------
                                           Name: Kjell Ove Blom
                                           Title: Member of the Management Board

                                       By: /S/ AVRAHAM HOCHMAN
                                           -------------------------------------
                                           Name: Avraham Hochman
                                           Title: Chief Financial Officer

                       [EXCHANGE AGREEMENT SIGNATURE PAGE]



                                        NETIA HOLDINGS B.V.

                                        By: /S/ AVRAHAM HOCHMAN
                                           -------------------------------------
                                           Name: Avraham Hochman
                                           Title: Authorized Person

                                        NETIA HOLDINGS II B.V.

                                        By: /S/ AVRAHAM HOCHMAN
                                            ------------------------------------
                                            Name: Avraham Hochman
                                            Title: Authorized Person

                                        NETIA HOLDINGS III B.V.

                                        By: /S/ AVRAHAM HOCHMAN
                                            ------------------------------------
                                            Name: Avraham Hochman
                                            Title: Authorized Person

                       [EXCHANGE AGREEMENT SIGNATURE PAGE]



                                           JP MORGAN CHASE BANK

                                           By: /S/ C. WILLIAMS
                                               ---------------------------------
                                               Name: C. Williams
                                               Title: Vice President



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

                   [FORM OF EXCHANGE AGREEMENT SIGNATURE PAGE]

           The undersigned hereby authorizes this Exchange Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Exchange Agreement dated as of June 14, 2002, or counterparts thereof.


___________________________________      _______________________________________
Print name of Consenting Noteholder      Signature of Consenting Noteholder, if
                                          an individual

___________________________________      By:____________________________________
Record Address of Consenting Noteholder   If an entity, signature of authorized
                                          person signing on such Consenting
                                          Noteholder's behalf

___________________________________      Name: _________________________________
City, State and Postal Code                    Print name of authorized person

___________________________________      Title:_________________________________
Country                                        Title of authorized person


The Consenting Noteholder shall also complete the following:


                                                                              INSERT FACE AMOUNT OF NOTES OF EACH
CHECK BOX OF SERIES OF NOTES OWNED:                                           SERIES OWNED:
---------------------------------------------------------------------------- -------------------------------------------------------
$200,000,000  aggregate  principal amount of 10.25% Senior Dollar Notes due
2007
---------------------------------------------------------------------------- -------------------------------------------------------
$193,550,000  aggregate  principal  amount at  maturity  of  11.25%  Senior
Discount Notes due 2007
---------------------------------------------------------------------------- -------------------------------------------------------
DM  207,062,000  aggregate  principal  amount  at  maturity  of 11%  Senior
Discount Notes due 2007
---------------------------------------------------------------------------- -------------------------------------------------------
EUR 100,000,000  aggregate  principal amount of 13.5% Senior Euro Notes due
2009
---------------------------------------------------------------------------- -------------------------------------------------------
$100,000,000  aggregate principal amount of 13.125% Senior Dollar Notes due
2009
---------------------------------------------------------------------------- -------------------------------------------------------
EUR 200,000,000  aggregate principal amount of 13.75% Senior Euro Notes due
2010
---------------------------------------------------------------------------- -------------------------------------------------------


                                   SCHEDULE 1

18   RESTRUCTURING SHARES

18.1 The Company shall deliver (directly or indirectly through the Trustee) to the Consenting Creditors (other than JPMC) Restructuring Shares in accordance with the following formula:

                             P = (288,455,928 X Y)/H

     where,

     P= the number of Restructuring Shares to be delivered to the Consenting Creditors (other than JPMC) (rounded down)

     Y= the amount of such Consenting Creditor's claim against the Company

     H= the total claims against the Company held by the holders of all Old Notes and Merrill.

18.2 The Company shall deliver (directly or indirectly through the Trustee) to JPMC 29,226,812 Restructuring Shares.

19   NEW NOTES

19.1 BV I shall deliver (directly or indirectly through the Trustee) to the holders of Old Notes (i.e., the creditors of BV I, BV II and BVIII other than JPMC) and Merrill New Notes in accordance with the following formula:

                             P = (45,400,000 X Y)/H

     where,

     P= the face value in Euro of the New Notes to be delivered to the holder of Old Notes or Merrill (rounded down)

     Y= the amount of such holder's or Merrill's claim against the Company

     H= the total claims against the Company held by the holders of all Old Notes and Merrill.

19.2 BV I shall deliver (directly or indirectly through the Trustee) to JPMC(euro)4,600,000 face amount of New Notes.

20   MISCELLANEOUS

20.1 All claims in foreign currencies shall be expressed in U.S. dollars based on the noon buying rate in New York City for cable transfers in such foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on the final date on which claims may be registered with the Polish court in the Polish arrangement proceeding for the Company.

                                   SCHEDULE 2

                      RESTRUCTURING OF NETIA HOLDINGS S.A.
                            METHOD OF IMPLEMENTATION

21   In general:

     (a)  Polish plans of arrangement are followed by Dutch composition plans.

     (b) Separate Polish arrangement proceedings are held with respect to the Company, South and Telekom.

     (c) Separate Dutch composition proceedings are held with respect to BV I, BV II and BV III.

22 In the Polish arrangement proceeding for the Company, creditors of the Company will receive an instalment obligation (i.e., a zero coupon, unsecured zloty-denominated obligation of the Company, payable in six yearly instalments beginning in year 2007) constituting approximately 8.7% of such creditor's original claim. The reduction of the creditors' claims will be effected through court approval of the arrangement plan (currently scheduled for on or about July 31, 2002).

23 In the Polish arrangement proceedings for Telekom and South, the creditors of each will receive reduced obligations.

24 In the Dutch composition proceedings, BV I, BV II or a newly incorporated subsidiary of the Company will offer an aggregate nominal amount of
     (euro)50 million of New Notes (the terms of which are described more fully in the Restructuring Agreement) to the creditors of BV I, BV II and BV III.

               (i) Each creditor will receive in relation to the size of their claim their pro rata portion of the New Notes (less the portion to be issued to JPMC).

               (ii) The New Notes will be guaranteed by the Company, Telekom and
                    South and the Company, Telekom and South will, to the extent permitted by law, grant security interests in favour of the holders of the New Notes.

               (iii) The guarantees and, to the extent permitted by law, the security interests will be entered into following the close of the Polish arrangement proceedings for the Company, Telekom and South.

25 A Section 304 proceeding is concluded in New York to affirm the Dutch and Polish proceedings.

26 The series H shares will be available to the Consenting Creditors having Executed the Exchange Agreement by the Deadline.

27 On the date of registration (currently scheduled by September 12, 2002), the series H shares will be deposited in the National Deposit of Securities and the creditors entitled to such shares may obtain the registered depositary certificates (for a creditor to trade in the shares, the shares will have to be registered in such creditor's investment account opened with a Polish brokerage house). Immediately after subscription and prior to the registration by the court of the series H shares, the creditors may trade on the Warsaw Stock Exchange their rights to receive the H shares once the rights to receive such shares have been registered by the National Deposit of Securities.

                                   SCHEDULE 3

                              INDENTURE AMENDMENTS

The following is a summary of the Indenture Amendments to certain covenants and other provisions of the Indentures governing the Notes. Capitalized terms used but not defined in the following summary have the meanings assigned to them in the applicable Indenture.

The Indenture Amendments constitute a single proposal and a Consenting Noteholder must consent to the Indenture Amendments in their entirety and may not consent selectively with respect to certain Indenture Amendments.

The Indenture Amendments will be effected by Supplemental Indentures, which will be executed at or promptly following the Deadline set forth in the Exchange Agreement. Although the Supplemental Indentures will be executed at or promptly following the Deadline set forth in the Exchange Agreement, other than as set forth in the next sentence, the Indenture Amendments will not become operative until the claims of the Consenting Noteholders offered to the Company in exchange for the Restructuring Shares or the New Notes have been accepted by the Company. Any amendments to the Indentures to confirm the ability of persons holding the ultimate beneficial interests in the Notes to vote or cause the voting of their interests in the Notes in the Polish arrangement proceedings and the Dutch composition proceedings shall take effect immediately upon execution of each Supplemental Indenture in accordance with the underlying Indenture.

Upon the Indenture Amendments becoming operative, in substance the clauses indicated below will be deleted from the Indentures and the provisions in the form of the underlined clauses below will be added to the Indentures.

I.   THE INDENTURE AMENDMENTS WITH RESPECT TO THE 1997 INDENTURES.

1    Delete the following subsections and ADD Intentionally omitted. under
     SECTION 501. EVENTS OF DEFAULT:

                  Section 501(iii)(E)

                  Section 501(iv)

                  Section 501(v)



2 Delete all subsections and ADD: Intentionally omitted. under each of the following Sections:

                  SECTION 1009.  LIMITATION ON INDEBTEDNESS.

                  SECTION 1010.  LIMITATION ON RESTRICTED PAYMENTS.

                  SECTION 1011. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

                  SECTION 1012.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                  SECTION 1013.  LIMITATION ON LIENS.

                  SECTION 1014. LIMITATION ON ISSUANCES OF GUARANTEES OF
                                INDEBTEDNESS BY SUBSIDIARIES.

                  SECTION 1017. LIMITATION ON DIVIDENDS AND OTHER PAYMENT
                                RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                  SECTION 1018. LIMITATION ON INVESTMENTS IN UNRESTRICTED SUBSIDIARIES.

                  SECTION 1019.  BUSINESS OF HOLDINGS.

II. THE INDENTURE AMENDMENTS WITH RESPECT TO THE 1999 INDENTURES AND THE 2000 INDENTURE.

1    Delete the following subsections and ADD Intentionally omitted. under
     SECTION 4.1. EVENTS OF DEFAULT:

                     Section 4.1(iii)(E)

                     Section 4.1(iv)

                     Section 4.1(v)

2 Delete all subparagraphs and ADD: Intentionally omitted. under each of the following Sections:

                   SECTION 9.9  LIMITATION ON INDEBTEDNESS

                   SECTION 9.10  LIMITATION ON RESTRICTED PAYMENTS

                   SECTION 9.11 LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

                   SECTION 9.12  LIMITATION ON TRANSACTIONS WITH AFFILIATES

                   SECTION 9.13  LIMITATION ON LIENS

                   SECTION 9.14 ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY SUBSIDIARIES

                   SECTION 9.17 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

                   SECTION 9.18 LIMITATION ON INVESTMENTS IN UNRESTRICTED SUBSIDIARIES

                   SECTION 9.19  PERMITTED BUSINESS




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